Exhibit 10.9

WinVest Acquisition Corp.

125 Cambridgepark Drive, Suite 301

Cambridge, Massachusetts 02140

[●], 2021

WinVest SPAC LLC

125 Cambridgepark Drive, Suite 301

Cambridge, Massachusetts 02140

Ladies and Gentlemen:

This letter will confirm our agreement that, commencing on the effective date (the “Effective Date”) of the registration statement (the “Registration Statement”) for the initial public offering (the “IPO”) of the securities of WinVest Acquisition Corp. (the “Company”) and continuing until the earlier of (i) the consummation by the Company of an initial business combination or (ii) the Company’s liquidation (in each case as described in the Registration Statement) (such earlier date hereinafter referred to as the “Termination Date”), WinVest SPAC LLC (the “Sponsor”) shall make available to the Company certain office space, utilities and secretarial and administrative support as may be required by the Company from time to time, situated at 125 Cambridgepark Drive, Suite 301, Cambridge, Massachusetts 02140 (or any successor location). In exchange therefor, the Company shall pay the Sponsor the sum of $10,000 per month on the Effective Date and continuing monthly thereafter until the Termination Date. The Sponsor hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies that may be set aside in a trust account (the “Trust Account”) to be established upon the consummation of the IPO (the “Claim”) and hereby waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever.

Very truly yours,

WinVest acquisition corp.

By:
Name:	Manish Jhunjhunwala
Title:	Chief Executive Officer and Chief Financial Officer

Acknowledged and Agreed:

WinVest SPAC LLC

By:
Name:	Jeff LeBlanc
Title:	Managing Member